EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Bank of the Carolinas Corporation:

We consent to the incorporation by reference in the registration statements of Bank of the Carolinas Corporation (the “Company”) (Form S-3, No. 333-159934; Form S-3, No. 333-148941; Form S-8, No. 333-137041; and Form S-8, No. 333-148784) of our report dated March 29, 2010, with respect to the 2009 consolidated financial statements of the Company included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Turlington and Company, LLP

Lexington, North Carolina

March 29, 2010